                                                                   EXHIBIT 10.37

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              AMENDED AND RESTATED CONTRIBUTION AND SALE AGREEMENT

                                   ----------

                                     between

                    TAL INTERNATIONAL CONTAINER CORPORATION,

                                       and

                               TAL ADVANTAGE I LLC

                                   ----------

                                   Dated as of

                                 April 12, 2006

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                                TABLE OF CONTENTS

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   SECTION 2.01   Transfer of Transferred Assets on the Initial Closing
                  Date...................................................     2
   SECTION 2.02   Transferred Containers and Related Assets after the
                  Initial Closing Date...................................     2
   SECTION 2.03   Required Financing Statements; Marking of Records......     4
   SECTION 2.04   General Provisions Regarding All Transfers of

   SECTION 3.03   Breach of Representations and Warranties Regarding

                                      -i-

                                TABLE OF CONTENTS
                                   (continued)

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                                                                            ----

EXHIBIT A - List of Containers
EXHIBIT B - Container Transfer Certificate
EXHIBIT C - Form of Subordinated Note
SCHEDULE 3.01 - Other Names of Seller

                                      -ii-

              AMENDED AND RESTATED CONTRIBUTION AND SALE AGREEMENT

          THIS AMENDED AND RESTATED CONTRIBUTION AND SALE AGREEMENT, dated as of
April 12, 2006 (as amended, modified or supplemented from time to time in accordance with the terms hereof, this "Agreement"), is entered into between TAL
INTERNATIONAL CONTAINER CORPORATION (together with its permitted successors and assigns, the "Seller"), a Delaware corporation, and TAL ADVANTAGE I LLC
(together with its permitted successors and assigns, the "Issuer"), a limited liability company organized under the laws of Delaware.

                                   WITNESSETH:

          WHEREAS, the Seller wishes to transfer to the Issuer from time to time containers, leases and other related assets, and the Issuer desires to acquire such assets from the Seller, in each case on the terms and conditions set forth herein;

          WHEREAS, the assets transferred by the Seller to the Issuer hereunder will subsequently be pledged by the Issuer to the Indenture Trustee as collateral for the Notes to be issued from time to time pursuant to the terms of the Indenture;

          NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 Definitions. Capitalized terms used in this Agreement but not defined herein shall have the meaning assigned to such terms in Appendix A to the Amended and Restated Indenture dated as of April 12, 2006, between the
Issuer and U.S. Bank National Association, as Indenture Trustee, as such
Appendix A may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Indenture.

          SECTION 1.02 General Interpretive Principles. For purposes of this
Agreement except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles;

          (c) references herein to "Articles", "Sections", "Subsections",
"paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;

          (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

          (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

                                   ARTICLE II

                             TRANSFER OF CONTAINERS

          SECTION 2.01 Transfer of Transferred Assets on the Initial Closing
Date. On the Initial Closing Date, the Seller sold, transferred and conveyed to the Issuer, and the Issuer acquired from the Seller, all of the Seller's rights, title and interest in, and under (i) the Containers identified on Exhibit A hereto and (ii) the Related Assets with respect thereto (the items described in clauses (i) and (ii) collectively, the "Initial Transferred Assets"). The purchase price for the Initial Transferred Assets was an amount equal to the sum of (x) the sum of the Net Book Values (determined as of the last day of the month preceding the Initial Closing Date) of such Containers, and (y) the sum of the then Fair Market Values of such Related Assets (the sum of (x) and (y), the
"Initial Purchase Price"). The Initial Purchase Price was paid by the Issuer on the Initial Closing Date by (i) making a cash payment to the Seller in an amount equal to Seven Hundred Five Million Dollars ($705,000,000), and (ii) the
issuance by Issuer to the Seller of all of the authorized membership interests of the Issuer. The excess of (a) the aggregate Fair Market Value of the Initial
Transferred Assets, over (b) the amount of cash described in the preceding sentence, was treated as a contribution to capital of the Issuer.

          SECTION 2.02 Transferred Containers and Related Assets after the
Initial Closing Date.

          (a) Subsequent to the Initial Closing Date, the Seller may, from time to time, sell, transfer and convey, to the Issuer, and the Issuer may in its sole discretion, acquire from the Seller, all of such Seller's rights, title and interest in, to and under such additional Containers and the Related Assets with respect thereto (collectively, the "Additional Transferred Assets") as shall be identified from time to time on a Container Transfer Certificate to be delivered on such Transfer Date. The Seller and the Issuer hereby agree that the purchase price of such Additional Transferred Assets (such purchase price, the
"Additional Purchase Price") sold by the Seller on any such subsequent Transfer
Date shall be an amount equal to the sum of (x) the sum of the Net Book Values
(determined as of the last day of the month preceding such Transfer Date) of such additional Containers and (y) the sum of the Fair Market Values of such
Related Assets. The Additional Purchase Price will be paid on the related
Transfer Date in full by (x) wire transfer of immediately available funds on such Transfer Date to the extent of funds available to the Issuer pursuant to the terms of the Indenture and the Transaction Documents, and (y) if the
Additional Purchase Price to be paid to such Seller for the Additional
Transferred Assets exceeds the amount set forth in clause (x), by increasing the principal balance of the Subordinated Note

                                      -2-

payable to the Seller by an amount equal to (1) the Additional Purchase Price minus (2) the amount set forth in clause (x).

          Notwithstanding the foregoing, the principal balance of the
Subordinated Note shall not be increased, and no applicable Additional Purchase
Price shall be paid by means of the Subordinated Note, except to the extent that, after giving effect to such increase, the Deferred Purchase Price
Condition is satisfied. "Deferred Purchase Price Condition" means that, at any time, the result of (a) the Aggregate Net Book Value, plus (b) the aggregate outstanding balance of any receivables resulting from the sale or disposition of any Containers that were either owned by the Issuer or subject to a Finance
Lease for which the Issuer is the lessor, so long as such receivables were not outstanding for more than ninety (90) days (measured from the issue date of such receivables), less (c) the Outstanding Obligations, less (d) the Designated
Non-Investment Grade Exposure Amount, exceeds One Hundred Thousand Dollars
($100,000). "Designated Non-Investment Grade Exposure Amount" means, at any time, an amount equal to the result of (a) three multiplied by (b) the highest outstanding balance of a Lease of a Managed Container of any lessee which has no long-term debt rating from S&P or Moody's or which has a long-term debt rating from S&P or Moody's of less than "BBB-" or "Baa3", as applicable.

          At the option of the Seller, some or all of the Additional Transferred
Assets may be transferred by the Seller to the Issuer as a capital contribution.

          In connection with any transfer of Additional Transferred Assets to the Issuer, the Seller shall, on or prior to the respective Transfer Date, (i)
execute and deliver each of the documents set forth in Section 2.02(b) hereof, and (ii) complete the actions required by Section 2.03 hereof.

          (b) In connection with any transfer of Transferred Assets by the
Seller to the Issuer in accordance with the provisions of Section 2.01 or
Section 2.02 of this Agreement, the Seller shall execute and deliver to the
Issuer (and the Issuer shall deliver to the Administrative Agent and the
Indenture Trustee) on or before the related Transfer Date, each of the following documents:

          (i) A completed Container Transfer Certificate which certificate shall operate as an assignment, without recourse, representation or warranty
     (except for the representations and warranties specifically set forth in this Agreement) of all such Seller's right, title, and interest in and to the Transferred Assets identified in such Container Transfer Certificate;

          (ii) Completed UCC financing statements and documents of similar import, if applicable, described in Section 2.03(a) hereof, together with evidence of filing of such financing statements, changes or similar documents, in the appropriate filing offices and jurisdictions as may be required to perfect the Issuer's ownership of the Related Assets; and

          (iii) A supplement to the List of Containers (or, in the case of the first Transfer Date, the List of Containers itself). Upon delivery of such supplement, the List of

                                      -3-

     Containers shall be deemed to have been amended to incorporate the information contained in such supplement.

          SECTION 2.03 Required Financing Statements; Marking of Records.

          (a) In connection with the transfer by it on any Transfer Date, the
Seller agrees to record and file, at its own expense, the following UCC financing statements (and/or amendments to previously filed UCC financing statements) with respect to the Related Assets, such filings to be made (unless otherwise requested by the Administrative Agent or any Series Enhancer) in each case only to the extent necessary pursuant to applicable law to perfect the ownership interest of the Issuer:

          (i) UCC financing statements filed against the Seller and covering the
     Transferred Assets. Such financing statements (or documents of similar import) shall be filed in the appropriate filing offices in the jurisdiction in which the Seller is located (as defined in the UCC) or as otherwise required under Applicable Law;

          (ii) UCC financing statements or documents of similar import, evidencing the release of the security interest of any other Person with respect to any of the Transferred Assets; and

          (iii) With respect to each Finance Lease included in the Transferred
     Assets, a UCC financing statement (or document of similar import), naming each lessee of Containers subject to such Finance Lease, as debtor, the
     Seller, as secured party, and the Containers under such related Finance
     Lease as collateral, such financing statement against the lessee shall be filed in the appropriate filing offices in the jurisdiction in which the lessee is located (as determined under the UCC); provided, however, that the Seller shall not be required to change the name of the secured party as of record in any such filing office.

All UCC financing statements required pursuant to this Section 2.03 shall meet the requirements of Applicable Law. Nothing contained in this Section 2.03 shall limit the Seller's obligation to file continuation or termination statements in accordance with Section 4.01(g) of this Agreement and Applicable Law.

The Seller shall forward, promptly upon receipt, file-stamped copies of all UCC financing documents described in paragraphs (i) and (ii) above to the Indenture
Trustee and each Series Enhancer.

          (b) In connection with each transfer of Transferred Assets, the Seller shall, at its own expense on or prior to each Transfer Date, cause its master accounting and data processing records to be marked to indicate that all right, title and interest in each Transferred Asset has been irrevocably and absolutely transferred to the Issuer.

          SECTION 2.04 General Provisions Regarding All Transfers of Containers.

          (a) Except as specifically provided in Sections 3.03 and 7.01 of this
Agreement, all transfers of Transferred Assets by the Seller to the Issuer pursuant to this

                                      -4-

Agreement shall be without recourse to the Seller; it being understood that the
Seller shall be liable to the Issuer for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this
Agreement, all of which representations, warranties, covenants and indemnifications shall survive the transfer of such Transferred Assts hereunder.
Notwithstanding any term or provision of this Agreement, nothing in this
Agreement shall create (or shall be deemed to create) recourse to the Seller for
(i) the failure of the lessees under the Leases included in the Transferred
Assets to make any payments under such Leases or the Leases otherwise being uncollectible and/or (ii) the failure of the Issuer to realize an amount equal to the sum of (x) the Net Book Value of a Transferred Container and (y) the Fair
Market Value of the Related Assets with respect to such Transferred Containers.

          (b) The Seller and the Issuer intend all transfers of Transferred
Assets to be "true sales" or "true contributions" by the Seller to the Issuer that are absolute and irrevocable and that provide the Issuer with the full benefits of ownership of the Transferred Assets, and neither the Seller nor the
Issuer intend the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Issuer to the Seller. It is, further, not the intention of the Issuer or the Seller that the conveyance of the Transferred
Assets by the Seller be deemed a grant of a security interest in the Transferred
Assets by the Seller to the Issuer to secure a debt or other obligation of the
Seller. However, in the event that, notwithstanding the intent of the parties, any Transferred Assets are considered to be property of the Seller's estate, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of Applicable Law, and (ii) the conveyance by the
Seller provided for in this Agreement shall be deemed to be a grant by the
Seller to the Issuer of, and the Seller hereby grants to the Issuer, a security interest in and to all of the Seller's right, title and interest in, to and under the Transferred Assets, whether now or hereafter existing or created, to secure (A) the rights of the Issuer hereunder, (B) a loan by the Issuer to the
Seller in an amount equal to the sum of (1) the sum of the Net Book Values of all Transferred Containers and (2) the sum of the Fair Market Values of all
Related Assets, in each case to the extent of all of the Transferred Containers transferred or purported to be transferred by the Seller hereunder, (C) without limiting the foregoing, the payment and performance of the Seller's obligations
(whether monetary or otherwise) hereunder, and (D) payment to the Issuer of all lease rentals, and other payments in respect of the Leases and proceeds of the
Transferred Assets transferred or purported to be transferred hereunder. The
Seller and the Issuer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets, such security interest would be deemed to be a perfected security interest of first priority in favor of the Issuer under Applicable Law and will be maintained as such throughout the term of this Agreement. The Seller hereby irrevocably authorizes the Issuer (and the Issuer hereby authorizes the Indenture Trustee (as pledgee of the Issuer's rights hereunder)), at any time, and from time to time, to file in any filing office in any jurisdiction any initial financing statements or documents of similar import and amendments thereto that (x) indicate Transferred Assets as collateral regardless of whether any particular asset included in the
Transferred Assets falls within the scope of Article 9 of the UCC, and (y)
provide any other information required for the sufficiency or filing office acceptance of any financing statement or document of similar import or amendment. The Seller agrees to furnish any such information to the Issuer promptly upon the Issuer's request, and the Issuer agrees to furnish any such information to the Indenture Trustee (as pledgee of the Issuer's rights hereunder) promptly upon the Indenture Trustee's request. The Seller also ratifies its

                                      -5-

authorization for the Issuer and the Issuer also ratifies its authorization for the Indenture Trustee having filed in any jurisdiction any financing statements or documents of similar import or amendments thereto if filed prior to the date hereof.

          (c) Consistent with the Issuer's ownership of the Transferred Assets, as between the parties to this Agreement, the Issuer shall have the sole right to service, administer and collect the Transferred Assets and to assign and/or delegate such right to others;

          (d) Except as specifically provided for in Section 3.03 and Section
3.04 hereof, the Issuer shall have no obligation to account to the Seller for the Transferred Assets. The Issuer shall have no obligation to account for, or to return rental payments on or with respect to any Transferred Asset, or any interest or other finance charge collected pursuant thereto, to the Seller, irrespective of whether such collections and charges are in excess of the
Initial Purchase Price or Additional Purchase Price, as appropriate, of such
Transferred Asset. The Issuer shall have the sole right to retain any gains or profits created by buying, selling or holding the Transferred Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding;

          (e) The Issuer shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Transferred
Assets, and all of the Issuer's right, title and interest in, to and under this
Agreement, on whatever terms the Issuer shall determine, pursuant to this
Agreement or otherwise.

          SECTION 2.05 Transfer of the Subordinated Note. The Seller
acknowledges and agrees that the Subordinated Note was issued in a transaction that was not required to be registered under the Securities Act. Any transfer or assignment of the Subordinated Note shall be subject to the same conditions as a transfer or assignment of a Subject Note pursuant to Section 205(l) of the
Indenture. Each holder of a Subordinated Note hereby represents and covenants that throughout the period during which such holder holds an interest in a
Subordinated Note, either: (i) such holder is not a partnership, grantor trust or S corporation for United States federal income tax purposes; or (ii) such holder is a partnership, grantor trust or S corporation for United States federal income tax purposes, and with regard to each beneficial owner of such holder, the principal purposes for the establishment or use of such holder to hold the Subordinated Note do not include avoidance of the limitations set forth in this paragraph.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.01 Representations and Warranties of the Seller. The Seller
hereby makes the following representations and warranties. The Issuer has relied upon such representations and warranties in accepting the conveyance of the
Transferred Assets. Such representations and warranties are made only as of a
Transfer Date with respect to the Transferred Assets transferred to the Issuer on such date and, with respect to the representation and warranty set forth in clause (v) below, as of the date which is two Business Days following the later of the acquisition of the applicable Transferred Asset by the Issuer or the inclusion of

                                      -6-

the applicable Transferred Asset in the Asset Base, but shall survive each transfer and conveyance of the respective Transferred Assets to the Issuer.

          (a) Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in compliance under the laws of the State of
Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, had at all relevant times, and now has, power, authority, and legal right to acquire and own the Transferred Assets and to perform its obligations hereunder and under any Transaction Document to which it is a party;

          (b) Due Qualification. The Seller is qualified as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect upon its business and has obtained all necessary licenses and approvals as required under Applicable Law, in each case, where the failure to be so qualified, licensed or approved, would reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations under and comply with the terms of this Agreement and any other
Transaction Document to which it is a party;

          (c) Power and Authority; Due Execution and Delivery. The Seller has
the corporate power and authority to execute and deliver this Agreement and any other Transaction Document to which it is a party and to carry out the terms thereof; the Seller has duly authorized the transfer and conveyance to the
Issuer of the Transferred Assets by all necessary corporate action; the execution, delivery, and performance by the Seller of this Agreement and any other Transaction Document to which it is a party has been duly authorized by the Seller by all necessary corporate action and this Agreement and any other
Transaction Document to which it is a party have been duly executed and delivered by the Seller;

          (d) Legal Name. The legal name of the Seller is as set forth on the signature page of the Seller for this Agreement, and, except as set forth in
Schedule 3.01 hereof, in the five years preceding the date of this Agreement:
(a) the Seller has not changed its name, the Seller has not used, and does not currently use, any trade names, fictitious names, assumed names or "doing business as" names, and (b) the Seller has not been known by any name other than
"TAL International Container Corporation";

          (e) Valid Assignment; Binding Obligations. This Agreement constitutes a valid transfer and conveyance to the Issuer of all right, title, and interest of the Seller in, to and under the Transferred Assets and the Transferred Assets will be held by the Issuer free and clear of any Lien of any Person claiming through or under the Seller, except for Permitted Encumbrances; and this
Agreement and each other Transaction Document to which the Seller is a party, when duly executed and delivered by the other parties thereto, will constitute a legal, valid, and binding obligation of the Seller enforceable against the
Seller in accordance with its terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                                      -7-

          (f) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement and the Transaction Documents to which it is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the charter documents or by-laws of the Seller, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement and the Indenture, or violate any material provision of any law, order, rule, or regulation applicable to the
Seller of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over the Seller or any of its properties, in each case, other than any conflict, breach, default,
Lien, or violation that would not reasonably be expected to result in a Material
Adverse Change;

          (g) No Proceedings or Injunctions. There are (i) no actions, suits, proceedings or investigations pending, or, to the knowledge of the Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this
Agreement or any other Transaction Document to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this
Agreement or any other Transaction Document to which it is a party, or (C)
seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party, and (ii) no injunctions, writs, restraining orders or other orders are in effect against the Seller that would materially and adversely affect its ability to perform under this Agreement or any other Transaction Document to which it is a party;

          (h) Compliance with Law. The Seller:

          (i) is not in violation of any laws, ordinances, governmental rules or regulations or any court order to which it is subject or by which it is bound, in each case the violation of which would reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or any other Transaction Document to which it is a party; and

          (ii) has obtained all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business including, without limitation, with respect to transactions contemplated by this Agreement and the other Transaction
     Documents to which it is a party, in each case, other than any such license, permit, franchise or other authorization the failure to so obtain will not reasonably be expected to result in a Material Adverse Change;

          (i) Insolvency. The Seller is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by this
Agreement; the Seller is paying its debts as they become due and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business;

          (j) [Reserved];

                                      -8-

          (k) Place of Business. As of the Initial Closing Date, the principal place of business and chief executive office of the Seller and the place where the accounting books and records of the Seller are maintained is located at its address set forth in Section 8.03 and has been located at such address at all times since the later of (i) the date of formation of the Seller, and (ii) the date that is five years prior to the Initial Closing Date;

          (l) Accounting and Tax Treatment. The Seller will treat the transfer of the Transferred Assets to the Issuer pursuant to this Agreement as a capital contribution (in part) and sale (in part) of such Transferred Assets (which allocation between capital contribution and sale will be determined in accordance with Sections 2.01 and 2.02 hereof) for financial reporting and accounting purposes. The Seller will treat the transfer of the Transferred
Assets as a transfer to an entity disregarded as separate from its owner for
U.S. federal, state and local income tax purposes;

          (m) Bulk Transfer Provisions. No transfer, assignment or conveyance of the Transferred Assets by the Seller to the Issuer contemplated by this
Agreement will be subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

          (n) All Representations and Warranties True. All representations, warranties, certifications and statements made by the Seller in any certificate or other document delivered in connection with the closing of the transactions contemplated by the Transaction Documents including all representations, warranties, certifications and statements made to Mayer, Brown, Rowe & Maw LLP in support of its opinions issued and delivered in connection with the issuance of the Notes and each of the factual assumptions contained in such opinions, to the extent compliance with such assumptions is in the control of the Seller, are true and correct in all material respects as of the date made and do not omit or fail to state a material fact necessary to make the statements contained therein not misleading as of such date.

          (o) Approvals. All approvals, authorizations, consents, orders or other actions of any Person required to be obtained by the Seller in order to execute and deliver this Agreement and any other Transaction Documents to which it is a party have been or will be taken or obtained on or prior to the Closing
Date;

          (p) Financial Statements. The consolidated balance sheet of TAL
International Group at December 31, 2005 and the consolidated statements of income, retained earnings and cash flows for the twelve months ended on such date, are accompanied by reports thereon containing opinions without qualification, except as therein noted, by the independent accountants, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and present fairly the financial position of TAL
International Group and its consolidated Subsidiaries (including the Seller) as of such dates and the results of their operations for such periods;

          Since December 31, 2005 there has been no change in the business or financial condition of TAL International Group and its consolidated Subsidiaries
(including the Seller) except as disclosed in TAL International Group's financial reports, or changes in the ordinary course of business, which individually or in the aggregate may have been materially adverse. Neither TAL
International Group nor any of its consolidated Subsidiaries (including the
Seller)

                                      -9-

has any material liabilities or obligations other than those disclosed in the financial statements (including the notes thereto) referred to in the preceding paragraph or for which adequate reserves are reflected in such financial statements or which were incurred in the ordinary course of business since the date of such financial statements;

          (q) Governmental Consent. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is or will be necessary or required on the part of the Seller in connection with the execution, delivery, legality, binding effect or enforceability of this
Agreement or any other Transaction Document to which it is a party or the transfer and conveyance of the Transferred Assets hereunder except for (A) the filing of any financing statements and (B) such the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the Seller;

          (r) Investment Company. The Seller is not an "investment company" or a company controlled by an "investment company" within the meaning of the
Investment Company Act of 1940, as amended;

          (s) Substantive Consolidation. The Seller is operated such that the
Issuer would not be "substantively consolidated" in the bankruptcy estate of the
Seller and its separate existence disregarded in the event of the bankruptcy of the Seller under any applicable Insolvency Law;

          (t) Financial Statements. The financial statements and books and records of the Seller will reflect the separate existence of the Issuer, the annual consolidated financial statements of the Seller after the date hereof will contain disclosures to the effect that the Seller has or will have one or more direct and indirect Subsidiaries that were or may be established as bankruptcy remote entities to facilitate asset securitization transactions;

          (u) Valid Business Purpose. The transfers and conveyances of
Transferred Assets by the Seller to the Issuer pursuant to the terms of this
Agreement are being consummated by the Seller in good faith, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors of the Seller;

          (v) Title to Containers. Immediately prior to the transfer of any
Transferred Asset to the Issuer pursuant to the terms of this Agreement, the
Seller had good and marketable title to such Transferred Asset, free and clear of all Liens, except (i) Permitted Encumbrances and (ii) a manufacturer's or vendor's lien for the unpaid purchase price of such Transferred Asset so long as such unpaid purchase price is paid within two Business Days following the later of the acquisition of such Transferred Asset by the Issuer or the inclusion of such Transferred Asset in the Asset Base. The Seller has not authorized the filing of, and is not aware of, any financing statements against the Seller that include a description of collateral covering the Transferred Assets other than any financing statement or document of similar import (i) in favor of the Issuer pursuant to this Agreement or (ii) that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller;

                                      -10-

          (w) Rights to Lease Agreements are Assignable. The assignment of the rights with respect to each Lease Agreement (to the extent related to a
Transferred Container) and all scheduled lease payments to become due thereunder
(which relate to a Transferred Container) pursuant to this Agreement does not violate the terms of the applicable Lease Agreement and such assignment by the
Seller is permitted without the consent of any Person other than consents which will have been obtained on or before the related Transfer Date;

          (x) All Necessary Action Taken. Immediately after each of the transfers and conveyances to the Issuer as contemplated in this Agreement, all necessary action will have been taken by the Seller to validly transfer and convey to the Issuer all right, title and interest of the Seller in and to the
Transferred Containers and the Related Assets;

          (y) Eligible Container. As of the related Transfer Date for a
Container, such Container is an Eligible Container.

          (z) Ordinary Course of Business. All Lease Agreements related to
Transferred Containers were originated in the ordinary course of business of the
Seller's business and in accordance with the Credit and Collection Policy as in effect on such origination date;

          (aa) Binding Obligation. Each Lease included in the Related Assets being transferred to the Issuer on the applicable Transfer Date represents the genuine, legal, valid and binding payment obligation in writing of the related lessee, enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally;

          (bb) No Defenses. No right of rescission, setoff, counterclaim or defense exists or has been asserted in writing or threatened in writing with respect to any Lease included in the Related Assets being transferred to the
Issuer on the applicable Transfer Date. The exercise of any right under any such
Lease will not render such Lease unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim or defense;

          (cc) Servicing. The servicing of each Lease included in the Related
Assets and the collection practices relating thereto have been lawful and in accordance with the standards set forth in the Credit and Collection Policy;

          (dd) Seller Acquisition Cost. One of the following: (A) with respect to any Container originally acquired by the Seller subsequent to the Initial
Closing Date, the vendor's or manufacturer's invoice price of such Container was representative of the market price of containers of similar specifications with such vendor or manufacturer on the date on which the Seller placed the order for such Container with the vendor or manufacturer thereof; or (B) with respect to any Container not covered by clause (A), the purchase price allocated to such
Container by the Seller was reflective of the market value (as determined by appraisal) of such class of Container on the Initial Closing Date;

          (ee) Creation of Security Interest. In the event that, contrary to the intention of the parties hereto, the transfer of the Transferred Assets pursuant to the terms of this Agreement is held not to constitute a "true sale" or a
"true contribution", this Agreement creates a valid and continuing security interest (as defined in the UCC) in the Transferred Assets in favor of the

                                      -11-

Issuer, which security interest is prior to all other Liens other than Permitted
Encumbrances, and is enforceable as such against creditors of and purchasers from the Seller;

          (ff) UCC Classification. As of the Transfer Date for a Transferred
Container: (x) such Transferred Container constitutes "goods" within the meaning of the applicable UCC; (y) the related Lease constitutes "tangible chattel paper" within the meaning of the UCC; and (z) the lease receivables under such
Lease constitute "accounts" or "proceeds" of such Lease within the meaning of the UCC;

          (gg) Perfection of Security Interest. The Seller has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the Issuer's ownership interest in the Transferred Assets. All financing statements filed or to be filed against the Seller in favor of the
Issuer in connection herewith contain a statement to the following effect: "A purchase of or any other security interest in any collateral described in this financing statement will violate the rights of the Issuer and the Indenture
Trustee (as the pledgee of the Issuer)";

          (hh) Possession of Leases. Aside from any original counterparts of such Lease included in such Transferred Assets in the possession of the lessee, the only other original counterpart(s) of such Lease is in the possession of the
Manager or an Affiliate of the Manager. Such Lease (to the extent that such
Lease relates to the Transferred Containers) does not have any marks or notations indicating that such Lease (to the extent that such Lease relates to the Transferred Containers) has been pledged, assigned or otherwise conveyed to any Person.

          SECTION 3.02 Representations and Warranties of the Issuer. The Issuer
hereby makes the following representations and warranties. The Seller has relied upon such representations and warranties in transferring the Transferred Assets to the Issuer. Such representations and warranties speak only as of the Transfer
Date with respect to the Transferred Assets transferred to the Issuer on such date, but shall survive each transfer and conveyance of the respective
Transferred Assets to the Issuer.

          (a) Organization and Good Standing. The Issuer is a limited liability company duly organized and validly existing in compliance under the laws of the
State of Delaware, with full corporate power and authority to own and operate its properties and to conduct its business as presently conducted and to enter into and perform its obligations under this Agreement and each other Transaction
Document to which it is a party and the transactions contemplated hereby and thereby;

          (b) Due Qualification. The Issuer is duly qualified to do business as a foreign company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified, licensed or approved would not, in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under and comply with the terms of this Agreement or any other
Transaction Documents to which it is a party;

                                      -12-

          (c) Power and Authority. The Issuer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and
the execution, delivery, and performance of this Agreement by the Issuer have been duly authorized by the Issuer by all necessary company action;

          (d) Binding Obligations. This Agreement and each other Transaction
Document to which the Issuer is a party, when duly executed and delivered by the other parties hereto or thereto, will constitute a legal, valid, and binding obligation of the Issuer enforceable in accordance with its terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

          (e) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement and the Transaction Documents to which it is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the charter documents or by-laws of the Issuer, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than pursuant to the Indenture, or violate any law or any order, rule, or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency, or other Governmental
Authority having jurisdiction over the Issuer or any of its properties;

          (f) No Proceedings or Injunctions. There are (i) no proceedings or investigations to which the Issuer is a party pending or, to the knowledge of
Issuer, threatened before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of this
Agreement or any of the other Transaction Documents to which the Issuer is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents to which the Issuer is a party, or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Agreement or the other Transaction Documents to which the Issuer is a party and (ii) no injunctions, writs, restraining orders or other orders are in effect against the
Issuer that would adversely affect its ability to perform under this Agreement or the other Transaction Documents to which it is a party;

          (g) Approvals. All approvals, authorizations, consents, orders or other actions of any Person required to be obtained by the Issuer in connection with the execution and delivery of this Agreement or any other Transaction
Document to which it is a party have been or will be taken or obtained on or prior to the Initial Closing Date;

          (h) Solvency. The Issuer is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by this
Agreement; the Issuer is paying its debts as they become due and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business;

                                      -13-

          (i) Principal Place of Business; Trade Names. The Issuer's only "place of business" (as such term is referred to in Section 9-307 of the UCC) and its
"chief executive office" (as such term is referred to in Section 9-307 of the
UCC) is located at and has been located at such address at all times since the date of formation of the Issuer, and the accounting books and records of the
Issuer are maintained at its address determined in accordance with Section 8.03.
The Issuer has not been known by any name other than "TAL ADVANTAGE I LLC";

          (j) Accounting and Tax Treatment. The Issuer will treat the transfer of the Transferred Assets to the Issuer by the Seller pursuant to this Agreement as a capital contribution (in part) and sale (in part) of such Transferred
Assets by the Seller (which allocation between capital contribution and sale will be determined in accordance with Sections 2.01 and 2.02 hereof) for financial reporting and accounting purposes. The Issuer will treat the transfer of the Transferred Assets to the Issuer as a transfer to an entity disregarded as separate from its owner for U.S. federal, state and local income tax purposes;

          (k) Investment Company. The Issuer is not an "investment company" or a company controlled by an "investment company" within the meaning of the
Investment Company Act of 1940, as amended;

          (l) Substantive Consolidation. The Issuer: (1) conducts its business in its own name, it being understood that the Issuer's business will be managed by the Manager in accordance with the terms of the Management Agreement, (2)
maintains its books and records separate from those of any other Person, (3)
does not commingle its funds with any other Person (except for any commingling of Collections which may occur prior to the identification and segregation of such amounts in accordance with the terms of the Management Agreement), (4)
maintains separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, (5) pays its own liabilities and expenses only out of its own funds, (6) enters into transactions with an
Affiliate only if such transaction is commercially reasonable and on the same terms as would be available in an arm's length transaction with a Person or entity that is not an Affiliate, (7) allocates fairly and reasonably any overhead expenses that are shared with an Affiliate, (8) holds itself out as a separate entity, (9) maintains adequate capital in light of its contemplated business operations, and (10) observes all other organizational formalities;

          (m) All Representations and Warranties True. All representations, warranties, certifications and statements made by Issuer in any certificate or document delivered in connection with the closing of the transactions contemplated by the Transaction Documents including all representations, warranties, certifications and statements made by the Issuer to Mayer, Brown,
Rowe & Maw LLP in support of its opinions issued and delivered in connection with the issuance of the Notes and each of the factual assumptions contained in such opinions, to the extent compliance with such assumptions is in the control of the Issuer, are true and correct in all material respects as of the date made and do not omit to state a material fact necessary to make the statements contained therein not misleading as of such date;

          (n) Financial Statements. The financial statements and books and records of the Issuer will reflect the separate existence of the Issuer and the
Seller;

                                      -14-

          (o) No Subsidiaries. The Issuer has no Subsidiaries; and

          (p) Ordinary Course. The transactions contemplated by this Agreement are being consummated by the Issuer in good faith and in furtherance of the
Issuer's ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

          SECTION 3.03 Breach of Representations and Warranties Regarding
Certain Transferred Assets.

          (a) Upon discovery by the Seller or the Issuer (or any of their respective successors or permitted assigns) of a breach of any of the Container
Representations and Warranties made by the Seller on the related Transfer Date, the party (including any such successor or permitted assign) discovering such breach shall give prompt written notice to the other party (and the Issuer shall give prompt notice thereof to each of the Indenture Trustee and the
Administrative Agent). If the Issuer (or its successors or permitted assigns)
reasonably determines that such breach materially and adversely affects the interests of the Issuer or its successors and permitted assigns, then, unless the breach shall have been cured, or waived by the Issuer, within thirty (30)
days after the receipt by the Seller of written notice of such breach from the
Issuer (or its successors and permitted assigns), the Seller shall, on or prior to such thirtieth (30th) day, repurchase the applicable Container (and all
Related Assets with respect thereto) by paying the Warranty Purchase Amount to the Issuer for deposit into the Trust Account and, upon deposit of such payment in the Trust Account, such repurchase shall occur automatically without further action by any Person.

          (b) The Issuer agrees that the obligation of the Seller to make the indemnification payments pursuant to this Section 3.03 shall constitute the sole remedy available against such Seller by the Issuer and its successors and permitted assigns for breach of a Container Representation or Warranty;
provided, however, that nothing contained herein shall derogate from the
Seller's indemnification obligations set forth in Section 7.01 hereof for matters other than a breach of a Container Representation and Warranty.

          SECTION 3.04 Substitute Container.

          (a) The Seller will have the right (exercisable solely at its option)
at any time to transfer to the Issuer one or more Containers and Related Assets
(such Containers and Related Assets, collectively, a "Substitute Container") in substitution for one or more Transferred Containers and Related Assets (such
Transferred Containers and Related Assets, collectively, a "Predecessor
Container") if:

          (i) the Predecessor Container is required to be repurchased pursuant to Section 3.03 hereof;

          (ii) after giving effect to such substitution, no Asset Base
Deficiency shall exist;

          (iii) the Substitute Container, when considered with all other
Eligible Containers, will satisfy the Concentration Limits; and

                                      -15-

          (iv) the ownership of such containers by the Issuer will not result in an Early Amortization Event.

If more than one Substitute Container is being transferred on any date, the criteria set forth in clause (ii) above shall be determined on an aggregate basis.

          (b) Any substitution pursuant to this Section 3.04 shall become effective upon compliance with the provisions of Section 2.02(b) hereof. Upon the effectiveness of such substitution, the Predecessor Container shall automatically be reconveyed by the Issuer to the Seller without further action by any Person.

                                   ARTICLE IV

                             COVENANTS OF THE SELLER

          SECTION 4.01 Seller Covenants. Seller hereby covenants and agrees with the Issuer (and its successors and assigns) as follows:

          (a) Merger or Consolidation of, or Assumption of the Obligations of,
the Seller. Notwithstanding anything in this Agreement to the contrary, any
Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller shall be party, or (iii) succeeding to the business of the Seller substantially as a whole, will be the successor to the Seller under this Agreement, without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that the Seller shall not enter into any merger or consolidation unless (x) immediately after giving effect to such transaction, no Event of Default or Early Amortization Event shall result therefrom, (y) the Seller shall have delivered to the Issuer, an Officer's
Certificate and an Opinion of Counsel (which the Issuer shall forward to the
Indenture Trustee and the Administrative Agent) each stating that such consolidation, merger, or succession complies with this Section 4.01 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (z) the Seller shall have delivered to the Issuer an Opinion of Counsel (which the Issuer shall forward to the
Indenture Trustee and the Administrative Agent), either (1) stating that, in the opinion of such counsel, all financing statements or other documents of similar import, and amendments thereto have been executed (if applicable) and filed that are necessary fully to perfect the interest of the Issuer in the Transferred
Assets, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest.

          (b) Limitation on Liability of the Seller and Others. The Seller and
any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any
Person respecting any matters arising under this Agreement; provided, however, that any such limitation does not affect the obligation of the Seller to accept reconveyance of certain Containers and the Related Assets and to pay the consideration therefor pursuant to Section 3.03. The Seller in its capacity as such shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations as the transferor of the
Transferred Assets under this Agreement and that in its opinion may involve it in any expense or liability.

                                      -16-

          (c) Preservation of Name, etc. The Seller will not change its name, identity, location of chief executive office, jurisdiction of incorporation or corporate structure in any manner that would make ineffective any financing statement, continuation statement, or documents of similar import, filed by the
Seller in accordance with Section 2.03 above unless (i) the Seller shall have given the Issuer at least thirty (30) days' prior written notice thereof (which the Issuer promptly shall forward to the Indenture Trustee and the
Administrative Agent), (ii) the Seller shall have filed any necessary financing statements or amendments thereof or documents of similar import necessary to continue the effectiveness of any financing statement or document of similar import referred to in Section 2.03 above and (iii) the Seller shall have delivered to the Issuer one or more Opinions of Counsel (which the Issuer promptly shall forward to the Indenture Trustee and the Administrative Agent),
stating that, after giving effect to such change in name, identity, location of chief executive office, jurisdiction of incorporation or corporate structure:
(A) the Seller and the Issuer will not, pursuant to applicable Insolvency Law, be substantively consolidated in the event of any Insolvency Proceeding by, or against, the Seller, (B) under applicable Insolvency Law, the transfers of
Transferred Assets made in accordance with the terms of this Agreement will be treated as a "true sale" in the event of any Insolvency Proceeding by, or against, the Seller and (C) either (1) in the opinion of such counsel, all financing statements or other documents of similar import, and amendments thereto have been executed (if applicable) and filed that are necessary fully to perfect the interest of the Issuer in the Transferred Assets, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to perfect such interest; provided that the opinions described in clause (A) and clause (B) shall not be required unless, as a result of the Seller's change of chief executive office or jurisdiction of incorporation, the Seller's chief executive office or the Seller's jurisdiction of location is outside of the
United States. The Seller shall observe all formalities necessary to maintain its corporate existence, subject to its rights under Section 4.01(a), and shall maintain all licenses, permits, charters and registration, the suspension of which or the failure to hold which, would reasonably be expected to result in a
Material Adverse Change.

          (d) Books and Records. The Seller will, at its own cost and expense, mark its books and records (which may include computerized records) to the effect that each Transferred Container and Related Assets have been transferred to the Issuer.

          (e) Compliance with Law. The Seller will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority except for any such noncompliance which would not reasonably be expected to result in a Material Adverse Change; provided, however, that the Seller may contest any act, rule, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Issuer, the Noteholders, any Series Enhancers or the
Indenture Trustee in the Transferred Assets.

          (f) Conveyance of Transferred Assets; Security Interests. Except for
the transfers and conveyances hereunder, the Seller will not pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien other than Permitted Encumbrances on, any Transferred Asset, or any interest therein and the Seller shall defend the right, title, and interest of the Issuer and its successors and assigns in, to, and under the Transferred Assets, against all claims of third parties claiming through or under the Seller.

                                      -17-

          (g) Notification of Breach. The Seller will advise the Issuer promptly, in reasonable detail, upon discovery of the occurrence of any breach in any material respect by the Seller of any of its representations, warranties and covenants contained herein or in any other Transaction Documents (and the
Issuer promptly shall forward such notice to the Administrative Agent and the
Indenture Trustee).

          (h) Further Assurances. The Seller will make, execute or endorse, acknowledge and file or deliver to the Issuer from time to time such UCC financing statements or documents of similar import (including any termination or continuation statements), schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the
Transferred Assets and other rights covered by this Agreement, as the Issuer or its successors and assigns may reasonably request. Any such requested UCC financing statement or document of similar import must be required pursuant to
Applicable Law to fully preserve, maintain, and protect the interest of the
Issuer under this Agreement in the Transferred Assets. The Seller shall comply with the terms and provisions of the UNIDROIT Convention or any other internationally recognized system for recording interests in or license against shipping containers at the time that such convention is adopted by the container leasing industry.

          (i) Notice of Liens. The Seller shall notify the Issuer promptly after becoming aware of any Lien other than Permitted Encumbrances on the Transferred
Assets (and the Issuer promptly shall forward such notice to the Administrative
Agent and the Indenture Trustee).

          (j) Transfer Taxes. The Seller shall pay any transfer taxes, if any, required to be paid in connection with the conveyance of the Transferred Assets by the Seller to the Issuer and acknowledges that the Issuer shall have no responsibility with respect thereto.

          (k) No Bankruptcy Petition Against the Issuer. The Seller will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Indenture, this Agreement and the Transaction
Documents, institute against the Issuer, or join any other Person in instituting against the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of any applicable jurisdiction. This subsection 4.01(k) shall survive the termination of this Agreement.

          (l) ERISA. The Seller agrees to indemnify, defend and hold the Issuer harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable and documented attorneys' fees and amounts paid in settlement) to which the Issuer may become subject insofar as such loss, liability, damage, judgment, claim, deficiency or expense arises out of any Plan of the Seller.

          (m) Issuer's Ownership. The Seller shall take no action inconsistent with the Issuer's ownership of the Managed Containers (except for such actions as are specifically authorized in the Management Agreement).

                                      -18-

          (n) Access to Information; Notices. In the event that the Seller is no longer the Manager, the Seller shall continue to make available to the Issuer, the Indenture Trustee and each Series Enhancer its books and records concerning the Transferred Assets, subject to the terms and limitations set forth in
Section 3.10.2 of the Management Agreement.

          SECTION 4.02 Pledge of Transferred Assets. The Seller understands that the Issuer has pledged the Transferred Assets and its rights under this
Agreement to the Indenture Trustee under the Indenture, and consents to such pledge. The Seller agrees that the Indenture Trustee may exercise the rights of the Issuer hereunder.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

          SECTION 5.01 Conditions to Issuer Obligations. The obligations of the
Issuer to acquire Transferred Assets on any Transfer Date occurring on or after the Initial Closing Date shall be subject to the satisfaction of the following conditions (in addition to the procedures required by Section 2.02(b)):

          (a) All representations and warranties of the Seller contained in this
Agreement shall be true and correct in all material respects on such Transfer
Date (including without limitation the Container Representations and
Warranties);

          (b) All written information concerning the Transferred Assets provided by the Seller to the Issuer shall be true and correct in all material respects;

          (c) The Seller shall have materially performed all other obligations required to be performed by the Seller pursuant to the provisions of this
Agreement and the other Transaction Documents to which it is a party other than any such obligation the failure to so perform shall have not materially and adversely affected the interests of the Issuer;

          (d) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Issuer, and the Issuer shall have received from the Seller copies of all documents (including without limitation records of corporate proceedings) relevant to the transactions herein contemplated as the Issuer may reasonably have requested;

          (e) No Event of Default, Early Amortization Event or Manager Default
shall have occurred and then be continuing (other than any such Event of
Default, Early Amortization Event or Manager Default that will be cured upon the consummation of such acquisition) or result from the acquisition of such
Transferred Assets; and

          (f) The Issuer has adequate means of financing available in order to complete the acquisition of such Transferred Assets.

Notwithstanding the foregoing conditions precedent, upon the making of a transfer of Transferred Assets hereunder, all of Issuer's rights under this
Agreement (and by operation of

                                      -19-

law) shall vest in Issuer, whether or not the conditions precedent to such transfer were in fact satisfied.

          SECTION 5.02 Conditions to the Seller's Obligations. The obligations of the Seller to convey and contribute the Transferred Assets on any Transfer
Date occurring on or after the Initial Closing Date shall be subject to the satisfaction of the following conditions (in addition to the procedures required by Section 2.02 hereof):

          (a) All representations and warranties of the Issuer contained in this
Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date; and

          (b) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Issuer copies of all documents (including without limitation records of corporate proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

          SECTION 5.03 Waiver of Conditions. None of the conditions precedent set forth in Section 5.01 or Section 5.02 may be waived without the prior written consent of the Issuer and Indenture Trustee (acting at the direction of the Requisite Global Majority) in each such instance.

                                   ARTICLE VI

                                   TERMINATION

          SECTION 6.01 Termination. The respective obligations and
responsibilities of the Seller and the Issuer created by this Agreement shall not terminate prior to payment in full of all Outstanding Obligations.

          SECTION 6.02 Effect of Termination. No termination or rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of the Seller or the Issuer shall be deemed to impair or affect the obligations pertaining to any executed conveyance or executed obligations, including without limitation breaches of representations and warranties by the Seller or the
Issuer occurring prior to the date of such termination. Without limiting the foregoing, prior to termination, neither the failure of the parties to execute and to deliver a Container Transfer Certificate pursuant to Section 2.02, nor the failure of the Issuer to pay in cash or kind the compensation therefor shall render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article IV or Section 8.06 of this Agreement render an executed conveyance executory.

                                   ARTICLE VII

                            INDEMNIFICATION PAYMENTS

          SECTION 7.01 Indemnification. Subject to Section 3.03 hereof, the
Seller agrees to indemnify and hold harmless the Issuer, its successors and assigns (which includes the

                                      -20-

third-party beneficiaries specified in Section 8.13) and their respective officers, directors, employees, counsel and agents (each, an "Indemnified
Party") against any and all liabilities, losses, damages, penalties, costs and expenses (including reasonable and documented out-of-pocket costs of defense and legal fees (of one counsel) but excluding (A) any special, consequential or punitive damages and (B) any damages on the basis of lost profits) which may be incurred or suffered by such Indemnified Party (except to the extent caused by the gross negligence, bad faith or willful misconduct of the Indemnified Party)
as a result of (i) a breach by the Seller of any of its covenants and agreements set forth in this Agreement; (ii) any representation or warranty of the Seller proven to have been false or misleading in any material respect when made or deemed made in this Agreement; (iii) any information certified in any certificate or document delivered by the Seller pursuant hereto not being true in any material respect as of the date of such certificate or document (or, if earlier, the date set forth in such certificate or document); (iv) any personal injury or property damage claim or action arising out of or in connection with any of the Transferred Assets in connection with any act or omission prior to the related Transfer Date; (v) any defense, setoff or counterclaim arising out of any acts or omissions of the Seller with respect to any Transferred Assets transferred on or before the related Transfer Date; or (vi) any attempt by any
Person to void, rescind or set aside any transfer of the Seller's right, title and interest in the Transferred Assets to the Issuer as provided herein under statutory provisions or common law or equitable action, including any provision of the Bankruptcy Code or other insolvency law. The obligations of the Seller under this Section 7.01 shall survive the termination of this Agreement. It is expressly agreed and understood that this Section does not (and shall not be deemed to) create recourse to the Seller for the creditworthiness of any lessee or, for avoidance of doubt, for losses due to a lessee's failure to make payments under a Lease or for the uncollectibility of the Leases.

          SECTION 7.02 Procedure for Indemnification. Promptly after receipt by an Indemnified Party of notice of the assertion of a claim or the commencement of a proceeding by a third-party with respect to any matter referred to in
Section 7.01 which could be the subject of an indemnification claim against the
Seller hereunder, such Indemnified Party shall give written notice thereof to the Seller and thereafter shall keep the Seller reasonably informed with respect thereto; provided, however, that failure of an Indemnified Party to give the
Seller written notice as provided herein shall not relieve the Seller of its obligations hereunder except to the extent that the Seller (x) incurs any incremental costs directly related to the delay in failing to provide such notice within a reasonable period of time or (y) is otherwise materially and adversely prejudiced by such failure. If any such proceeding (including any litigation, arbitration or similar proceeding) shall be brought against any
Indemnified Party, the Seller shall be entitled to assume the defense thereof at the Seller's expense with counsel chosen by the Seller and reasonably satisfactory to such Indemnified Party; provided, however, that any Indemnified
Party may at its own expense retain separate counsel to participate in such defense. The Seller shall not be liable under this Article VII for any amount paid in settlement of such claims or proceedings without the consent of the
Seller unless such consent is unreasonably withheld.

                                      -21-

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

          SECTION 8.01 Amendment. This Agreement may be amended from time to time by the Seller and the Issuer only with the prior written consent of the
Indenture Trustee (acting at the direction of the Requisite Global Majority)
and, if such amendment or modification would cause any of the events set forth in Section 1002(a)(i) through (vii) of the Indenture to occur, each Series
Enhancer for a Series of Outstanding Notes if such Series Enhancer is adversely affected thereby (but only if such Series Enhancer is then the Control Party for such Series or shall have made an unreimbursed payment on its Policy); provided, that, if any such amendment or modification would (i) reduce the amount payable to such Series Enhancer, (ii) amend the relative priority of any such payment pursuant to Section 302 or 806 of the Indenture (other than to increase the priority thereof) or increase the amount of any applicable dollar limitations on amounts having a higher payment priority to such payments pursuant to Sections
302 or 806 of the Indenture or otherwise change such payments in a manner adverse to such Series Enhancer, (iii) change the date on which or the amount of which, or the place or payment where, or the coin or currency in which, such amount is paid to such Series Enhancer, (iv) increase or accelerate such Series
Enhancer's payment obligations under its Policy or otherwise materially and adversely affect the rights, interests or obligations of such Series Enhancer under this Agreement, or (v) modify provisions of any Transaction Document relating to requirements that the consent of such Series Enhancer be obtained, the approval of such Series Enhancer shall be required. The Issuer shall forward copies of any amendment to this Agreement to the Administrative Agent, each
Series Enhancer (so long as such Series Enhancer is the Control Party for a
Series of Outstanding Notes) and the Rating Agencies.

          SECTION 8.02 Governing Law. THIS AGREEMENT AND ANY AMENDMENT HEREOF
PURSUANT TO SECTION 8.01 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY
THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND
5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT WITHOUT REGARD TO CHOICE OF
LAW PRINCIPLES) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN AND
THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL
BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 8.03 Notices. All demands, notices, and communications under this Agreement shall be in writing personally delivered, or sent by facsimile
(with subsequent telephone confirmation of receipt thereof) or sent by internationally recognized overnight courier service, at the following address:

                                      -22-

           Seller:                 TAL International Container Corporation
                                   100 Manhattanville Road
                                   Purchase, New York 10577-2135
                                   Attn: Chand Khan, Vice President
                                         and Chief Financial Officer
                                   Fax: 914-697-2526

                                   with a copy to:

                                   TAL International Container Corporation
                                   100 Manhattanville Road
                                   Purchase, New York 10577-2135
                                   Attn: Marc A. Pearlin, Vice President,
                                         General Counsel & Secretary
                                   Fax: (914) 697-2526

           Issuer:                 TAL Advantage I LLC
                                   100 Manhattanville Road
                                   Purchase, New York 10577-2135
                                   Attn: Chand Khan

                                   With a copy to:

                                   TAL International Container Corporation
                                   100 Manhattanville Road
                                   Purchase, New York 10577-2135
                                   Attn: Chand Khan, Vice President
                                         and Chief Financial Officer

                                   Fax: 914-697-2526

           Indenture Trustee:      U.S. Bank National Association
                                   60 Livingston Avenue
                                   St. Paul, Minnesota 55107
                                   Attention: TAL Advantage I, LLC, Variable
                                   Rate Secured Notes, Series 2005-1

                                   Fax: 651-495-8090

                                      -23-

           Administrative Agent:   Fortis Capital Corp.
                                   520 Madison Avenue
                                   New York, NY 10022
                                   Attn: Gloria Beloti-Fields, Assistant Vice
                                         President
                                   Fax: 212-340-5450

                                   With a copy to:

                                   Fortis Capital Corp.
                                   11001 West 120th Street
                                   Suite 400
                                   Broomfield, CO 80021
                                   Attn:  Milt Anderson, Managing Director
                                   Fax: 303-410-4571

            Hedge Counterparty:    shall be set forth in any related Hedge
                                   Agreement

          or at such other address as shall be designated by such party in a written notice to the other parties. Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand. Any rights to notices conveyed to a
Rating Agency pursuant to the terms of the Indenture with respect to any Series shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to such Series.

          Wherever notice or a report is required to be given or delivered to or from any party pursuant to this Agreement, a copy of such notice or report shall also be given or delivered by the Issuer to the Administrative Agent and the
Indenture Trustee.

          SECTION 8.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 8.05 Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Seller except as provided in Section 4.01(a), without the prior written consent of the
Issuer and the Indenture Trustee at the direction of the Requisite Global
Majority and, except as provided in Section 4.02, this Agreement may not be assigned by the Issuer without the prior written consent of the Requisite Global
Majority. Whether or not expressly stated, all representations, warranties, covenants and agreements of the Seller and the Issuer in this Agreement, or in any document delivered by any of them in connection with this Agreement, shall be for the benefit of, and (in the case of rights of the Issuer) shall be exercisable by, the Indenture Trustee or by any other representative of the
Requisite Global Majority.

          SECTION 8.06 Further Assurances. Each of the Seller and the Issuer
agrees to do such further acts and things and to execute and deliver such additional assignments,

                                      -24-

agreements, powers and instruments as are reasonably required to carry into effect the purposes of this Agreement.

          SECTION 8.07 Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

          SECTION 8.08 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by electronic means shall be equally effective as of the delivery of an originally executed counterpart.

          SECTION 8.09 Binding. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

          SECTION 8.10 Merger and Integration. Except as specifically stated
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

          SECTION 8.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          SECTION 8.12 Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

          SECTION 8.13 Intended Third Party Beneficiaries. Each of the
Administrative Agent, the Indenture Trustee, each Series Enhancer and the
Requisite Global Majority are express third party beneficiaries of this
Agreement and, as such, shall have full power and authority to enforce the provisions of this Agreement against the parties hereto. Except as set forth in the immediately preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this
Agreement.

          SECTION 8.14 Consent to Jurisdiction. Any legal suit, action or proceeding against the Seller or the Issuer arising out of or relating to this
Agreement or the Subordinated Note, or any transaction contemplated hereby or thereby, may be instituted in any federal or state court in the County of New
York, State of New York and each of the Seller and the Issuer hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and, solely for the purposes of enforcing this
Agreement and the Subordinated Note, the Seller and the Issuer each hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

                                      -25-

          SECTION 8.15 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY
IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTY HERETO, ANY RIGHTS IT MAY HAVE TO
A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN
CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR
RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, INCLUDING IN
RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

          SECTION 8.16 Effect on Prior Agreement. This Contribution and Sale
Agreement amends and restates the Prior Contribution and Sale Agreement as of the Restatement Effective Date. This Contribution and Sale Agreement shall not effect a termination of the obligations of the Issuer or the Seller under the
Prior Contribution and Sale Agreement, but instead shall be merely a restatement and, where applicable, an amendment of the terms governing such obligations.

          SECTION 8.17 No Claim. Indemnity payments payable by the Issuer to the
Seller, the Indenture Trustee and Manager hereunder shall be non-recourse to the
Issuer and shall not constitute a claim (as defined in Section 101(5) of the
Bankruptcy Code) against the Issuer or the Collateral in the event such amounts are not paid in accordance with Section 302 or 806 of the Indenture. Each of the
Seller, Indenture Trustee and Manager hereby subordinates its claims hereunder to all claims which have priority in payment under Section 302 or 806 of the
Indenture, and further agrees that any such claims shall only be payable at the times and in the amounts for which funds are available for such purpose pursuant to Section 302 or 806 of the Indenture.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      -26-

          IN WITNESS WHEREOF, the Seller and the Issuer have caused this
Agreement to be duly executed as of the day and year first above written.

                                        TAL INTERNATIONAL CONTAINER CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                 CONTRIBUTION AND SALE AGREEMENT

                                        TAL ADVANTAGE I LLC,
                                           By: TAL International Container
                                               Corporation, its Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                 CONTRIBUTION AND SALE AGREEMENT

                                    EXHIBIT A

                               LIST OF CONTAINERS

                           Separately delivered by CD.

                                      A-1-1

                                    EXHIBIT B

                         CONTAINER TRANSFER CERTIFICATE

          TAL INTERNATIONAL CONTAINER CORPORATION (the "Seller") and TAL
ADVANTAGE I LLC (the "Issuer"), pursuant to the Amended and Restated
Contribution and Sale Agreement, dated as of April 12, 2006 (as amended, supplemented, or otherwise modified in accordance with its terms, the
"Agreement"), hereby confirm their understandings with respect to the transfer and conveyance by the Seller to the Issuer of the Containers listed by Container
Identification Number on Schedule 1 attached hereto (the "Transferred
Containers") and Related Assets.

          Conveyance of Containers. The Seller hereby transfers and conveys to the Issuer all of the Seller's rights, title and interest in, to, and under the
Transferred Containers and Related Assets with respect thereto. Such transfer and conveyance is made without recourse to the Seller except to the extent provided in the Agreement.

          Seller Certifications. The Seller hereby certifies that:

          (1) As of the date hereof (the "Transfer Date") for the Transferred
Containers being transferred on such date, the Seller was not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated hereby; the Seller is paying its debts as they become due and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

          (2) As of such Transfer Date, each Transferred Container being transferred on such date complies with the Container Representations and
Warranties made by the Seller pursuant to the Agreement as of such date.

          The Seller's Confirmations. The Seller hereby confirms that:

          (1) The sum of the Net Book Values of the Transferred Containers (as
of the applicable date determined in accordance with Article II of the
Agreement) is $_____.

          (2) The Seller intends that transfers of the Transferred Assets made under this Container Transfer Certificate shall be removed from the Seller's estate, as more particularly set forth in the Agreement.

          All terms and conditions of the Agreement with respect to the Issuer, the Seller and the Transferred Assets are hereby ratified, confirmed and incorporated herein.

                                      B-1-1

          Capitalized terms defined in (or by reference in) the Agreement and not defined herein shall have their respective meanings as defined in (or by reference in) the Agreement.

                                        TAL INTERNATIONAL CONTAINER CORPORATION

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                  CONTAINER TRANSFER CERTIFICATE

                                        TAL ADVANTAGE I LLC,
                                           By: TAL International Container
                                               Corporation, its Manager

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                  CONTAINER TRANSFER CERTIFICATE

                                   SCHEDULE 1

                                    EXHIBIT C

                            FORM OF SUBORDINATED NOTE

                                                              ____________, ____

          FOR VALUE RECEIVED, the undersigned, TAL ADVANTAGE I LLC, a limited liability company organized and existing under the laws of the State of Delaware
(the "Company"), promises to pay to TAL INTERNATIONAL CONTAINER CORPORATION, a
company organized and existing under the laws of Delaware (the "Seller" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Subordinated
Note") and in the Amended and Restated Contribution and Sale Agreement, dated as of April 12, 2006 (as amended, amended and restated or otherwise modified from time to time, the "Agreement"), between TAL International Container Corporation and the Company, an amount equal to the deferred purchase price owed by Company to the Seller pursuant to Section 2.02 of the Agreement. Such amount, as shown in the records of the Seller, will be rebuttable presumptive evidence of the principal amount and interest owing under this Subordinated Note.

          (1) Incorporation of Agreement. This Subordinated Note is a
Subordinated Note described in, and is subject to the terms and conditions set forth in, the Agreement. Reference is hereby made to the Agreement for a statement of certain other rights and obligations of Company and the Seller.

          (2) Rules of Construction; Definitions. Certain rules of construction governing the interpretation of this Subordinated Note are set forth in the
Agreement and, except as otherwise specifically provided herein, capitalized terms defined in the Agreement (or by reference in the Agreement) used but not defined herein have the meanings ascribed to them in (or by reference in) the
Agreement. In addition, as used herein, the following terms have the following meanings:

               "Bankruptcy Proceedings" means any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of
          Company or any sale of all or substantially all of the assets of
          Company as part of such proceedings.

               "Highest Lawful Rate" has the meaning set forth in paragraph 9.

               "Junior Liabilities" means all obligations of Company to the
          Holder under this Subordinated Note.

               "Reference Rate" means LIBOR plus three and three quarters percent (3.75%) per annum.

                                      C-1-1

               "Senior Interests" means all obligations of Company to the
          Indenture Trustee, the Noteholders, each Series Enhancer and the other persons entitled to receive funds pursuant to the Indenture under, or in connection with, the Indenture and the other Transaction Documents, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including without limitation interest or other amounts due or to become due after the commencement of a Bankruptcy Proceeding.

               "Subordination Provisions" means, collectively, the provisions of paragraph 7.

          (3) Interest. Subject to the Subordination Provisions, the Company
promises to pay interest on the aggregate unpaid principal amount of this
Subordinated Note outstanding on each day at an adjustable rate per annum equal to the Reference Rate, on the dates referred to in paragraph 4(a).

          (4) Interest Payment Dates. (a) Subject to the Subordination
Provisions, the Company shall pay accrued interest on this Subordinated Note on each Payment Date. The Company also shall pay accrued interest on the principal amount of each prepayment hereof on the date of such prepayment.

               (b) Notwithstanding the provisions of paragraph 4(a), in the event that on the date an interest payment is due hereunder the amount of funds available to the Issuer pursuant to Section 302 or Section
          806 of the Indenture is insufficient to pay any amount due pursuant to paragraph 4(a), then interest shall be payable only to the extent that funds are available to the Issuer in accordance with Section 302 or
          Section 806 of the Indenture, and any amount not paid because funds are not available to the Issuer in accordance with such Section 302 or
          Section 806 shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or corporate obligation of Company for any such insufficiency. All interest on this Subordinated Note that is not paid when due pursuant to this paragraph shall be payable on the next date on which an interest payment on this Subordinated Note is due and on which funds are available to the Issuer pursuant to Section
          302 or Section 806 of the Indenture, and all such unpaid interest shall accrue interest at the Reference Rate until paid in full.

          (5) Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

          (6) Principal Payment Dates. Subject to the Subordination Provisions,
any unpaid principal of this Subordinated Note shall only become due and payable on the date which is one year and one day after the date on which all Notes and other amounts then due and owing by the Company under the Transaction Documents have been paid in full. Subject to the Subordination Provisions, the principal amount of and accrued interest on this Subordinated Note may be prepaid on any
Business Day without premium or penalty to the extent funds are available therefor pursuant to the provisions of Section 302 or Section 806 of the
Indenture; provided, that no prepayment shall be made by the Company to the extent that such prepayment

                                      C-1-2

would result in a default in the payment of any other amount required to be paid by the Company under any Transaction Document.

          (7) Subordination Provisions. The Company covenants and agrees, and the Holder, by its acceptance of this Subordinated Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior
Interests to the extent and in the manner set forth in this paragraph:

               (a) In the event of any Bankruptcy Proceeding, the Senior
          Interests shall first be paid and performed in full and in cash before the Holder shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of the Junior Liabilities to which the
          Holder would be entitled except for this clause (a) shall be made directly to the Indenture Trustee (for the benefit of itself and the other Persons provided in the Indenture), and (ii) if a Bankruptcy
          Proceeding has been commenced, the Holder shall promptly file a claim or claims, in the form required in such Bankruptcy Proceeding, for the full outstanding amount of the Junior Liabilities, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Indenture Trustee (for the benefit of itself and the other Persons provided in the Indenture) but only until the Senior Interests shall have been paid and performed in full and in cash.

               (b) In the event that the Holder receives any payment or other distribution of any kind or character from the Company or from any other source whatsoever, in payment of the Junior Liabilities, after the commencement of any Bankruptcy Proceeding, such payment or other distribution shall be received in trust for the Indenture Trustee and the other Persons provided in the Indenture and shall be turned over by the Holder to the Indenture Trustee forthwith but only until the
          Senior Interests shall have been paid and performed in full and in cash.

               (c) Upon the final indefeasible payment in full and in cash of all Senior Interests, the Holder shall be subrogated to the rights of the Indenture Trustee and the other Persons provided in the Indenture to receive payments or distributions from the Company that are applicable to the Senior Interests until the Junior Liabilities are paid in full.

               (d) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Indenture Trustee and the other Persons provided in the
          Indenture on the other hand. Nothing contained in these Subordination
          Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between the Company, its creditors (other than the
          Indenture Trustee and the other Persons provided in the Indenture) and the Holder, the Company's obligation, which is unconditional and

                                      C-1-3

          absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof and of the
          Agreement or to affect the relative rights of the Holder and creditors of the Company (other than the Indenture Trustee and the other Persons provided in the Indenture).

               (e) The Holder shall not, until the Senior Interests have been finally paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Company (other than to the Senior Interests), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, the Junior Liabilities or any rights in respect hereof or (ii) convert the Junior Liabilities into an equity interest in the Company, unless, in the case of each of clauses (i) and (ii), the Holder shall have received the prior written consent of the Indenture Trustee, the Administrative Agent and each
          Series Enhancer in each case (if such Series Enhancer is then the
          Control Party for a Series of Outstanding Notes).

               (f) The Holder shall not commence, or join with any other Person in commencing, any proceeding of the type referred to in the definition of Bankruptcy Proceeding with respect to the Company until at least one year and one day shall have passed after the Senior
          Interests shall have been finally paid and performed in full and in cash; provided, however, that the Holder shall at all times have the right to file any claim in or otherwise take any action with respect to any proceeding of the type referred to in the definition of
          Bankruptcy Proceeding instituted against the Company by any Person other than the Holder (provided that no such action may be taken by the Holder until such proceeding has continued undismissed, unstayed and in effect for a period of 14 days).

               (g) If, at any time, any payment (in whole or in part) made with respect to any Note is rescinded or must be restored or returned by a
          Noteholder or another person who receives a payment from the Indenture
          Trustee (whether in connection with any Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

               (h) Each of the Indenture Trustee, the Administrative Agent, and
          each Series Enhancer (so long as such Series Enhancer is the Control
          Party for a Series of Outstanding Notes) may, from time to time, in its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests, (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests, (iii) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the
          Senior Interests, (iv) amend, supplement,

                                      C-1-4

          amend and restate, or otherwise modify any Transaction Document to which it is a party, (v) call, prepay or otherwise modify any or all of the Notes, (vi) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property and (vii) take any other action contemplated by the
          Transaction Documents.

               (i) The Holder hereby waives: (i) notice of acceptance of these
          Subordination Provisions by the Indenture Trustee or any of the other
          Persons provided in the Indenture, (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior
          Interests, and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor.

               (j) These Subordination Provisions constitute a continuing offer from the Company to all Persons who become the holders of, or who continue to hold, Senior Interests, and these Subordination Provisions are made for the benefit of the Indenture Trustee and the other
          Persons provided in the Indenture, and the Indenture Trustee may proceed to enforce such provisions on behalf of each of such Persons.

          (8) General. No failure or delay on the part of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.
No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Note shall in any event be effective unless (a)
the same shall be in writing and signed and delivered by the Company and the
Seller, and (b) all consents required for such actions under the Transaction
Documents shall have been given by the appropriate Persons.

          (9) Limitation on Interest. Notwithstanding anything in this
Subordinated Note to the contrary, the Company shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest that would otherwise be payable under this Subordinated Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest that would increase the effective rate of interest payable by the Company under this
Subordinated Note to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest that would otherwise be payable by the Company under this
Subordinated Note shall be reduced to the amount allowed by applicable law, and
(b) any unearned interest paid by the Company or any interest paid by the
Company in excess of the Highest Lawful Rate shall be refunded to the Company.
Without limitation of the foregoing, all calculations of the rate of

                                      C-1-5

interest contracted for, charged or received by the Holder under this
Subordinated Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Holder in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of this paragraph, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest that would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of this paragraph.

          (10) No Negotiation. This Subordinated Note is not negotiable and may not be transferred to any Person, other than in accordance with the provisions of Section 2.05 of the Agreement.

          (11) Governing Law. THIS SUBORDINATED NOTE SHALL BE DEEMED TO BE A
CONTRACT MADE UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          (12) No Grant of Security Interest. The Seller may not grant a security interest in or otherwise pledge this Subordinated Note as security to any Person.

          (13) Prepayments. On any Payment Date, the Issuer may prepay in whole, without premium, the then unpaid principal balance of, and accrued interest on, this Subordinated Note.

          (14) Captions. Paragraph captions used in this Subordinated Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Subordinated Note.

                                        TAL ADVANTAGE I LLC,
                                           By: TAL International Container
                                               Corporation, its Manager

                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                      C-1-6

                                  SCHEDULE 3.01

                            OTHER NAMES OF THE SELLER

1.   Prior legal name: Transamerica Leasing Inc.

2.   Trade Names: Trader, Greyslot